EXHIBIT 10.3

SALES AND PURCHASE CONTRACT

SELLER: Lejian Amusement Toys Co.,Ltd

Address: Shangcun Industrial Zone, Yongjia, Wenzhou, Zhejiang Province, China

BUYER: Quest Management inc.                                  Address: 1 Kalnu iela, Malta, LV-4630 Latvia

DATE: 10-22-14

I. OBJECT

1.1 The seller herewith will sell and the buyer herewith will purchase fitness equipment in accordance with the terms, conditions and specifications and the quality (hereinafter called “the Goods”).

1.2 The specification of the fitness equipment goods is provided in earlier communications. II. DELIVERY BASIS AND TERMS

2.1 The seller shall deliver the goods under deliveries conditions CIF destination in accordance with INCOTERMS-2000.

2.2 Loading port: shall be defined in the deliveries Schedule, or as designated by the Seller.

2.3 Country of Export: As per Delivery Schedule, or as designated by Seller and Country of Import to be designated by the Buyer.

2.4 The named ports of destination: for thirty (30) days prior to the beginning of shipment of each vessel, the Buyer will inform the Seller about port (ports) destination

III. QUANTITY AND QUALITY OF GOODS

3.1 The quantity, quality and weight of goods will be confirmed on a certificate by the independent international survey company. IV. PRICE AND TOTAL AMOUNT OF CONTRACT

4.1 The Buyer shall pay the Seller in United States Dollars (USD).

4.2 The price of goods includes all costs incurred by Seller up to and including delivery, basis CIF, except where the contract specifically provides for a cost to be borne by the Buyer, port demurrage charges, tariffs, and export/import fees.

V. DELIVERY TERMS AND PARTIES OBLIGATIONS

5.1 The Seller shall deliver the total quantity of goods in accordance with the Deliveries Schedule

5.2 The Seller shall start the deliveries of the consignment in accordance with the Procedure and Terms.

VI. DELIVERY ACCEPTANCE OF GOODS

6.1 In accordance with INCOTERMS 2000, and conditions of delivery CIF, the Seller is obligated to pay charges relating to cost, insurance & freight, however, risk of loss or damage of the goods and any additional charges arising after the transfer of the goods over the hand-rail of a vessel in the port of unloading shall pass from Seller to the Buyer.

VII. PAYMENT TERMS AND CONDITIONS

7.1 Payment will be in US$ and guarantee by an Irrevocable Transferable Automatically Revolving Letter of Credit for an amount

7.2 The Seller reserves the right not to load the vessel if the payment instrument does not meet requirement of the contract. Buyer shall arrange for its bank (one of the top 50 rated banks) to provide the Seller a copy of the payments instruments by SWIFT, within 5 banking days from the signing of the contract.

7.3 In the event that the buyer fails to issue the payment instrument in compliance with this clause then payment for full contract value shall be made 100% at site of demand upon the buyer without protest as a contract breach.

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VIII. PERFORMANCE BOND – PROOF OF PRODUCT

8.1 Within 5 banking days from the receipt of the payment instrument the seller’s bank will issue a Proof of Product under the for of Swift and Performance Bond in the form of conditional Letter of Credit equal to 2% of the face value of the Buyer’s Letter of Credit. IX. DOCUMENTS REQUIRED FOR PAYMENT

9.1 Commercial invoice issued by Seller: 6 originals and 6 original copies showing Contract Number, description of Goods, pieces of bundles of goods, unit price, total amount, gross/net weights of the goods.

X. FORCE MAJEURE

11.1 Both sides in this contract will be exonerated from their obligation in case of Force Majeure event.

XII. SELLER LIABILITY

12.1 Goods shall be considered in “full quantity” if within tolerance provided under Section III and as per deliveries schedule. “Date of delivery” shall be the date on the Bill of Lading.

XIII. BUYER LIABILITY

13.1 Any sums which the Buyer is liable as penalties, for which no provisions are made in this contract, are made against the invoice issued by Seller and by a top 50 rated bank transfer within maximum ten (10) banking days as for the submitted invoice date.

XIV. CONTRACT TERMINATION

15.1 Either party may terminate the contract should the other side refuse performance of a substantive contractual obligation, but excluding refusal cause by a Force Majeure event.

XV. EFFECTIVE DATE

18.1 This contract shall come into effect when the Buyer and Seller have both initialed and signed the present document and its appendices and be in effect until 10-24-2017.

XVI. CONFIDENTIALITY AGREEMENT

19.1 Seller, his Mandate and Buyer and his mandate shall treat information provided by the other party on a strictly private and confidential basis. Seller and Buyer shall take all necessary steps to prevent the others confidential information from being misused or disclosed or made public to any third party except as needed to successfully complete the Contract or to avoid conflicting claims (and except as may be required in accordance with the applicable law).

XVII. NON-CIRCUMVENTION AGREEMENT

20.1 The Parties shall not in any manner whatsoever solicit nor accept business from sources or their affiliates that are made available by the other party to this agreement, at any time, without the prior written permission of the Party which made the source available.

SELLER: Lejian Amusement Toys Co.,Ltd.	Name:

BUYER: Quest Management inc.	Name: Dmitrij Ozolins